                                                        EXHIBIT 4

                       [Face of Security]

                                              CUSIP  #  064057AP7


     THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER
OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND
IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE
BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE OR THE RELATED OFFICERS CERTIFICATE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & Co., has an interest herein.

                  THE BANK OF NEW YORK COMPANY, INC.
            8.50% SUBORDINATED NOTES DUE DECEMBER 15, 2004

No. ---                                              $200,000,000

     THE BANK OF NEW YORK COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on December 15, 2004, and to pay interest thereon from December 13, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing June 15, 1995 at the rate of 8.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however,
                                               --------  -------
that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled hereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                          THE BANK OF NEW YORK COMPANY, INC.

                          By________________________________


[SEAL]


Attest:

_______________________________

                  CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                              NATIONSBANK OF GEORGIA, NATIONAL
                                   ASSOCIATION
                                          as Trustee


                              By The Bank of New York
                                   Authenticating Agent

                              By________________________________

                   [Reverse of Security]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, date as of October 1, 1993 (herein called the "Indenture"), called between the Company and Nationsbank of Georgia, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     This Global Security shall be exchangeable for Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as the Depositary or if at any time such Depositary ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, at a time when such Depositary is required to be so registered in order to act as Depositary, (ii) the Company executes and delivers to the Trustee a Company order that the Global Security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default, or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, with respect to the Securities. To the extent that the Global Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities registered in such names as the Depositary shall direct.

     Notwithstanding any other provision herein, the Global security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

     The Indenture contains provisions for defeasances at any time of certain restricted covenants upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The indebtedness evidenced by the Securities of this series is, to the extent provided in the Indenture, subordinated and subject in right of the payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness, as defined in the Indenture, and this security is issued subject to the provisions of the

Indenture with respect thereto. Each Holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities of this series, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Securities of this series (as defined in the Indenture, "Excess Proceeds"), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Securities of this series. This Security is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Security, by accepting the same, agrees to be bound by the provisions of the Indenture described herein and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of this Security and payment of Excess Proceeds as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

     If an Event of Default with respect to securities of this series shall occur and be continuing, the principal of the securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Payment of the principal of the Securities of this series may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration of payment of the Securities of this series in the case of a default in the performance of any covenant of the Company, including payment of principal or interest.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Depositary by acceptance of this Global security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of this series.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined and the Indenture shall have the meanings assigned to them in the Indenture.